Exhibit 99.8

Lotus Oilfield Services, LLC

Unaudited Condensed Statement of Operations

Six Months Ended June 30, 2012

Trucking revenue	$3,290,651

Expenses
Equipment expenses	2,822,587
General and administrative	63,059
Depreciation	118,325

Total expenses	3,003,971

Operating income	286,680

Other income (expense)
Interest expense	(49,626)
Other income, net	4,500

Income before income taxes	241,554

Provision for income taxes	(18,057)

Net income	$223,497

The accompanying notes are an integral part of these unaudited condensed financial statements.

Lotus Oilfield Services, LLC

Unaudited Condensed Statement of Cash Flows

Six Months Ended June 30, 2012

Cash flows from operating activities
Net income	$223,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	118,325
Gain on sale of equipment	(4,500)
Changes in operating assets and liabilities:
Accounts receivable	(614,454)
Accounts receivable - related parties	(72,491)
Prepaid expenses and other current assets	20,379
Accounts payable - trade	(119,485)
Accounts payable - related parties	338,770
Accrued expenses	124,077

Net cash provided by operating activities	14,118

Cash flows from investing activities
Purchases of property and equipment	(927,242)
Proceeds from sale of property and equipment	27,500

Net cash used in investing activities	(899,742)

Cash flows from financing activities
Repayments on debt	(222,866)
Borrowings on line of credit	200,000
Borrowings on related party note	(30,567)
Increase in equipment obligations	956,133
Other	(5,794)

Net cash provided by financing activities	896,906

Net increase in cash and cash equivalents	11,282

Cash and cash equivalents
Beginning of period	60,720

End of period	$72,002

The accompanying notes are an integral part of these unaudited condensed financial statements.

Lotus Oilfield Services, LLC

Notes to Unaudited Condensed Financial Statements

1.              Organization and Nature of Operations

Nature of Business

Lotus Oilfield Services, LLC (the “Company”) is an oilfield services contractor that provides fluid hauling services from well sites to reclamation and disposal sites. The Company’s primary operating assets are tractors and trailers utilized in the hauling services business. The Company is a Texas Limited Liability Company formed April 19, 2010.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. The unaudited condensed financial statements include all adjustments that the Company considers necessary for a fair presentation of the results of operations for the interim period presented. Such adjustments consist only of normal recurring items, unless otherwise disclosed herein. Accordingly, the unaudited condensed financial statements do not include all the information and notes required by GAAP for complete annual financial statements. However, the Company believes that the disclosures made are adequate to make the information not misleading. These interim unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company for the period from January 1, 2012 through December 27, 2012. The results of operations for an interim period are not necessarily indicative of the results to be expected for a full year.

2.              Risk and Uncertainties

As an independent oilfield services contractor that provides hauling services to oil and natural gas companies onshore in Texas, the Company’s revenue, profitability, cash flows and future rate of growth are substantially dependent on the Company’s ability to (1) maintain adequate equipment utilization, (2) maintain adequate pricing for the services the Company provides, and (3) maintain a trained work force. Failure to do so could adversely affect the Company’s financial position, results of operations, and cash flows.

Because the Company’s revenues are generated primarily from customers who are subject to the same factors generally impacting the oil and natural gas industry, the Company’s operations are also susceptible to market volatility resulting from economic, cyclical, weather related, or other factors related to such industry. Changes in the level of operating and capital spending in the industry, decreases in oil and natural gas prices, or industry perception about future oil and natural gas prices could materially decrease the demand for the Company’s services, adversely affecting the Company’s financial position, results of operations and cash flows.

3.              Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”) requires the Company to make estimates and assumptions that affect the reported amounts of the Company’s assets, liabilities, revenues, expenses and

Lotus Oilfield Services, LLC

Notes to Financial Statements

costs. These estimates are based on the Company’s knowledge of current events, historical experience, and various other assumptions that the Company believes to be reasonable under the circumstances.

Critical estimates made in the preparation of the Company’s financial statements include the collectability of accounts receivable, estimates of useful lives and recoverability of property, plant and equipment, and accruals for various commitments and contingencies, among others. Although the Company believes these estimates are reasonable, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue upon completion of hauling services, provided collection of the relevant receivables is probable, persuasive evidence of an arrangement exists, and the price is fixed or determinable. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605-45 “Principal Agent Considerations” (“ASC 605-45”) revenues are presented net of any sales taxes collected by Lotus Oilfield Services from its customers that are remitted to governmental authorities.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company grants unsecured credit to customers under normal industry standards and terms and evaluates each customer’s creditworthiness as well as general economic conditions. An allowance for doubtful accounts is established, if necessary, based on the Company’s assessment of the collectability of customer accounts, which assessment considers the overall creditworthiness of customers and any specific disputes.

Property and Equipment

Property and equipment are recorded at cost. Improvements or betterments that extend the useful life of the assets are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. The costs of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the period of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets.

Impairments

In accordance with ASC Topic 360 “Property, Plant and Equipment” (“ASC 360”), long-lived assets, such as property, and equipment are reviewed whenever events in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level. If the carrying amount

Lotus Oilfield Services, LLC

Notes to Financial Statements

of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. The Company evaluated its asset group in accordance with ASC 360 for the six months ended June 30, 2012 and concluded that no impairment of long-lived assets existed.

Income taxes

The Company is not subject to federal income taxes, rather the taxable earnings or losses of the Company are reported by the members in their separate income tax returns. Accordingly, no provision for federal income taxes has been made in these financial statements. The Company is subject to the Texas margin tax, an income tax, and a provision for this expense is included in the statement of operations.

The Company recognizes uncertain tax positions only if it is “more likely than not” that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents. The Company has evaluated tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not to be sustained by the applicable tax authority. Based on this analysis, all material tax positions were deemed to meet a more likely than not threshold. Therefore, no tax expense, including any interest and penalties, was recorded in the current period. Tax years from inception of the Company remain open.

4.              Equipment Notes Payable

During the year ended December 31, 2011, the Company financed the purchase of certain vehicles and equipment through commercial loans with commercial lenders. These loans were repayable in monthly installments with the maturity dates through February 2016. Interest accrued at rate of 6% and was payable monthly. The loans were collateralized by equipment purchased with the proceeds of such loans and by second liens on accounts receivable. All notes were retired subsequent to December 27, 2012 in connection with the acquisition of the Company (see note 8).

5.              Related Party Transactions

The Company enters into transactions with related parties in the normal course of conducting business. Accounts receivable-related parties and Accounts payable-related parties result from transactions with related parties which the Company believes are at terms consistent with those available to third-party customers and from third-party vendors.

During the six months ended June 30, 2012, the Company paid $617,401 to related parties for reimbursement of expenses paid by related parties, chemicals, equipment rental, disposal fees and other operating and miscellaneous costs. Sales to related parties totaled $125,281 for the six months ended June 30, 2012.

The Company borrowed funds from related parties during the six months ended June 30, 2012. Interest accrued at rate of 6% and interest expense relating to these borrowings was $6,400 for the six months ended June 30, 2012.

Lotus Oilfield Services, LLC

Notes to Financial Statements

6.              Commitments and Contingencies

Concentrations of Credit Risk

Financial instruments which subject the Company to credit risk consist primarily of cash balances maintained in excess of federal depository insurance limits and trade receivables. All of the Company’s non-interest bearing cash balances were fully insured at June 30, 2012 due to a temporary federal program in effect from December 31, 2010 through December 28, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts.

The Company’s customer base consists primarily of multi-national and independent oil and natural gas producers. The Company does not require collateral on its trade receivables. For the six months ended June 30, 2012, two customers accounted for 24% and 17% of total revenues, respectively. There were no other customers that amounted to 10% or more of total revenues for the six months ended June 30, 2012.

Litigation

The Company is subject to various other claims and legal actions that arise in the ordinary course of business. The Company does not believe that any of these claims and actions, individually or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows, although the Company cannot guarantee that a material adverse effect will not occur.

7.              Supplemental Cash Flow Information

Six Months Ended June 30, 2012

Cash paid for
Interest	$40,614

8.              Subsequent Events

On December 27, 2012, the Company was acquired by OWL Lotus, LLC. This acquisition has not been pushed down to the Company and these financial statements reflect no adjustments for acquisition accounting under ASC 805.

On December 27, 2012, the Company entered into an employment agreement with its president. The agreement has a term of two years and is renewable for an additional year on its annual anniversary, without prior written notice of intent to cancel. Included in the agreement is a provision for monthly bonuses paid to the employee based on net profits of the Company and net profits of related party entities.

The Company has evaluated subsequent events through October 17, 2013, the date the financial statements were available for issuance.